UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 18, 2020
Date of Report (Date of earliest event reported)

Flotek Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-13270	90-0023731
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

10603 W. Sam Houston Pkwy N.,
Suite 300
Houston, Texas 77064
(Address of principal executive office and zip code)

(713) 849-9911
(Registrant’s telephone number, including area code)

(Not applicable)
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	FTK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 18, 2020, Flotek Industries, Inc. (the "Company") and certain sellers (the "Sellers") entered into a Membership Interests Purchase Agreement (the "Purchase Agreement") for the purchase by the Company of all of the ownership interests of JP3 Measurement, LLC ("JP3"), a privately-held data and analytics technology company.

Under the Purchase Agreement, the Company purchased all of the ownership interests of JP3 for a purchase price of $25,000,000 in cash and 11,500,000 newly-issued shares of common stock of the Company (privately placed under Section 4(a)(2) of the Securities Act of 1933, as amended), subject to certain adjustments, and with the assumption of approximately $1,300,000 of debt. The shares of common stock are subject to a lock-up provision until December 31, 2020, as described in the Purchase Agreement. In the event that the common stock of the Company reaches a price of $2.00 per share based on a 10-day volume-weighted average price ("VWAP") within five years of closing, the Company will pay the Sellers $2,500,000, and in the event that the common stock of the Company reaches a price of $3.00 per share based on 10-day VWAP within five years of closing, the Company will pay the Sellers an additional $2,500,000. The additional payments may also be triggered under certain other limited circumstances, as described in the Purchase Agreement. The Purchase Agreement allows the Sellers to nominate one candidate to the Company's board of directors on or before May 31, 2020, with the nominee subject to review by the Company.

The Purchase Agreement contains customary representations, warranties and covenants of the Company and Sellers, and also contains indemnification provisions pursuant to which the Sellers indemnify the Company and its affiliates against losses from breaches of representations, warranties, and other matters. 6,000,000 of the newly-issued shares that are part of the purchase price as described above will remain in escrow, with releases generally at six and 12 months from closing, to support the Sellers' post-closing purchase price adjustment and indemnity obligations.

The transactions contemplated by the Purchase Agreement closed on May 18, 2020, simultaneously with execution of the Purchase Agreement.

This summary of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the closing of the transactions under the Purchase Agreement, on May 18, 2020, the Company entered into an employment agreement (the "Employment Agreement") with Matthew R. Thomas pursuant to which he will serve as Executive Vice President, Analysis & Data Division/President, JP3. Mr. Thomas, age 49, has been the President and Chief Executive Officer of JP3 since 2012. Prior to joining JP3, Mr. Thomas was the co-founder and CEO at Illumitex, an Austin-based LED company, and previously held technical and business leadership roles at the Southeastern Universities Research Association (SURA), Sydcor Enterprises, Applied Science Fiction, and 3M Company. Mr. Thomas holds BS and MS degrees in Mechanical Engineering from Texas A&M University and an MBA from the University of Texas at Austin.

Pursuant to the Employment Agreement, Mr. Thomas will receive an annual base salary of $337,000, increasing to $375,000 on January 1, 2021. Mr. Thomas will also be eligible to earn an annual bonus with a target amount equal to his annual base salary multiplied by 75%, based on achievement of performance goals established by the compensation committee of the Board. The annual bonus for 2020 will be prorated based on actual days of employment.

In addition, Mr. Thomas will receive grants of restricted stock of the Company and options to purchase shares of the Company's common stock in connection with the Employment Agreement. Subject to approval of the compensation committee of the Company, Mr. Thomas will receive 507,000 restricted stock awards that will vest over three years. Mr. Thomas will also receive performance-based options representing approximately 461,000 shares of the Company's common stock that vest based on the closing price of the Company's common stock, with full vesting at $7.00 per share for a 20 consecutive trading-day period. The exercise price of the options will be the closing price of the Company's stock on the date of grant. Mr. Thomas will be eligible to participate in the Company's long-term incentive plans after January 1, 2021.

In the event that Mr. Thomas' employment is terminated by the Company without cause, or by Mr. Thomas for good reason, Mr. Thomas will receive severance equal to six months base salary, paid out in installments, and 50% of the annual bonus, with the amount determined on actual performance over the entire performance period and paid at the Company's normally scheduled time. Mr. Thomas will also receive reimbursement for COBRA premiums for up to six months.

The summary of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On May 18, 2020, the Company issued a press release announcing the transactions described in this Current Report on Form 8-K. The press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

On May 18, 2020, the Company provided on its website a presentation containing supplemental information regarding the acquisition of JP3.  A copy of the presentation is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01 of this Current Report on Form 8-K and in Exhibit 99.1 and Exhibit 99.2 shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is not subject to the liabilities of that section, and is not deemed incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or under the Exchange Act, except as otherwise expressly stated in such filing.

Item 9.01.    Financial Statements and Exhibits

(a)    Financial Statements.

The financial statements required by this Item 9.01 with respect to the acquisition described in Item 2.01 of this Current Report on Form 8-K, if any, are not being filed herewith but will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K was required to be filed pursuant to Item 2.01.

(b)    Pro Forma Financial Information.

The pro forma financial information required by this Item 9.01 with respect to the acquisition described in Item 2.01 of this Current Report on Form 8-K, if any, is not being filed herewith but will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K was required to be filed pursuant to Item 2.01.

(d)    Exhibits.

Exhibit Number	Description
2.1*
Membership Interest Purchase Agreement, dated as of May 18, 2020, by and between Flotek Industries, Inc., JP3 Measurement, LLC, the Sellers party thereto, and John A. Cardwell, as Seller Representative.

10.1	Employment Agreement, dated May 18, 2020, between Flotek Industries, Inc. and Matthew R. Thomas.
99.1	Press Release of Flotek Industries, Inc. dated May 18, 2020.
99.2	Presentation of Flotek Industries, Inc.

* Pursuant to Item 601(a)(5) of Regulation S-K, certain schedules and similar attachments have been omitted. The Company hereby agrees to furnish a copy of any omitted schedule or attachment to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOTEK INDUSTRIES, INC.

Date: May 18, 2020	/s/ Nicholas J. Bigney
	Name:	Nicholas J. Bigney
	Title:	Senior Vice President, General Counsel & Corporate Secretary